                                SECOND AMENDMENT
                                     TO THE
                      RETAIL FUND PARTICIPATION AGREEMENT

      THIS SECOND AMENDMENT, dated as of May 12, 2008, is by and between HARTFORD LIFE INSURANCE COMPANY ("Company") and ROYCE FUND SERVICES, INC. ("Royce"), and the registered investment companies and/or series thereof listed in Schedule A (the "Funds"):

                                  WITNESSETH:

      WHEREAS, Company, Royce and the Funds entered into a Retail Fund Participation Agreement, dated January 10, 2003, and first amended on October 31, 2007, (the "Agreement") with regard to certain employee benefit plans for which Company provides administrative and recordkeeping services (the "Plans"); and

      WHEREAS, Company, Royce and the Funds now wish to amend and restate in its entirety SCHEDULE A of the Agreement in the form attached hereto; and

      WHEREAS, Company, Royce and the Funds now wish to delete SCHEDULE B of the Agreement and change all references to "SCHEDULE B" in the Agreement and replace them with reference to "SCHEDULE A".

      NOW THEREFORE, in consideration of the above, Company, Royce and the Funds hereby amend SCHEDULE A of the Agreement and replace it in the form attached hereto and made a part hereof, and delete SCHEDULE B in its entirety and replace all references to "SCHEDULE B" in the Agreement and replace them with references to "SCHEDULE A".

      IN WITNESS WHEREOF, Company, Royce and the Funds have caused this Second Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

HARTFORD LIFE INSURANCE COMPANY

By:     /s/ Jason Frain
        -----------------------------
Name:   Jason Frain
        -----------------------------
TitlE:  AVP
        -----------------------------

ROYCE FUND SERVICES, INC.

By:     /s/ John D Diederich
        -----------------------------
Name:   John D Diederich
        -----------------------------
Title:  Vice President
        -----------------------------


THE ROYCE FUND,
  on behalf of each series listed on Schedule A

By:     /s/ John D Diederich
        -----------------------------
Name:   John D Diederich
        -----------------------------
Title:  Chief Operating Officer
        -----------------------------

                                   SCHEDULE A

                            SEPARATE ACCOUNT

Each Separate Account established by resolution of the Board of Directors of Company under the insurance laws of the State of Connecticut to set aside and invest assets attributable to the Contracts. Currently, those Separate Accounts are as follows:

401 Market
----------
K, K1, K2, K3, K4
TK, TK1, TK2, TK3, TK4
VK, VK1, VK2, VK3, VK4
UK, UK1, UK2, UK3, UK4, 401

403 and 457 Markets
-------------------
DCI, DCII, DCIII, DCIV, DCV, DCVI, 457, 403, UFC, Separate Account Two, Separate Account Eleven, Separate Account Fourteen

               PORTFOLIO
            INVESTMENT CLASS                        TICKER              CUSIP               FEE RATE
            ----------------                        ------              -----               --------
Royce Pennsylvania Mutual Fund                      PENNX             780905840               .10%
Royce Micro-Cap Fund                                RYOTX             780905709               .10%
Royce Premier Fund                                  RYPRX             780905600               .10%
Royce Low-Priced Stock Fund                         RLPHX             780905246               .10%
Royce Total Return Fund                             RYTRX             780905881               .10%
Royce Heritage Fund                                 RHFHX             780905238               .10%
Royce Opportunity Fund                              RYPNX             780905832               .10%
Royce Special Equity Fund                           RYSEX             780905782               .10%
Royce Value Fund                                    RYVHX             780905220               .10%
Royce Value Plus Fund                               RYVPX             780905741               .10%
Royce 100 Fund                                      ROHHX             780905196               .10%
Royce Dividend Value Fund                           RDVIX             780905188               .10%

            SERVICE CLASS
            -------------
Royce Pennsylvania Mutual Fund                      RYPFX             780905667               .35%
Royce Micro-Cap Fund                                RMCFX             780905659               .35%
Royce Premier Fund                                  RPFFX             780905634               .35%
Royce Low-Priced Stock Fund                         RYLPX             780905808               .35%
Royce Total Return Fund                             RYTFX             780905642               .35%
Royce Heritage Fund                                 RGFAX             780905857               .35%
Royce Opportunity Fund                              RYOFX             780905758               .35%
Royce Special Equity Fund                           RSEFX             780905527               .35%
Royce Value Fund                                    RYVFX             780905733               .35%
Royce Value Plus Fund                               RYVPX             780905741               .35%
Royce Technology Value Fund                         RYTVX             780905584               .35%
Royce 100 Fund                                      RYOHX             780905519               .35%
Royce Discovery Fund                                RYDFX             780905477               .35%
Royce Financial Services Fund                       RYFSX             780905469               .35%
Royce Dividend Value found                          RYDVX             780905436               .35%
Royce Global Value Fund                             RIVFX             780905329               .35%
Royce European Smaller-Companies Fund               RICSX             780905311               .35%
Royce SMid-Cap Value Fund                           RMVSX             780905154               .35%

                PORTFOLIO
                 R CLASS                            TICKER              CUSIP               FEE RATE
            ----------------                        ------              -----               --------
Royce Pennsylvania Mutual Fund                      RPMRX             780905295               .25%
Royce Premier Fund                                  RPRRX             780905287               .25%
Royce Low-Priced Stock Fund                         RLPRX             780905279               .25%
Royce Total Return Fund                             RTRRX             780905261               .25%
Royce Heritage Fund                                 Not Live          780811105               .25%
Royce Opportunity Fund                              ROFRX             780905253               .25%
Royce Value Fund                                    RVVRX             780905170               .25%
Royce Value Plus Fund                               RVPRX             780905162               .25%
Royce 100 Fund                                      Not Live          780811204               .25%

                 K CLASS
            ----------------
Royce Pennsylvania Mutual Fund                      Not Live          780811303               .50%
Royce Premier Fund                                  Not Live          780811402               .50%
Royce Low-Priced Stock Fund                         Not Live          780811501               .50%
Royce Total Return Fund                             Not Live          780811600               .50%
Royce Heritage Fund                                 Not Live          780811709               .50%
Royce Opportunity Fund                              Not Live          780811808               .50%
Royce Value Fund                                    Not Live          780811873               .50%
Royce Value Plus Fund                               Not Live          780811881               .50%
Royce 100 Fund                                      Not Live          780811865               .50%

          INSTITUTIONAL CLASS
          -------------------
Royce Premier Fund                                  RPFTX             780905683              No Fee
Royce Low-Priced Stock Fund                         RLPIX             780905394              No fee
Royce Total Return Fund                             RTRIX             780905717              No Fee
Royce Heritage Fund                                 Not Live          780905675              No Fee
Royce Opportunity Fund                              ROFIX             780905691              No Fee
Royce Special Equity Fund                           RSEIX             780905535              No Fee
Royce Value Fund                                    RVFIX             780905352              No Fee
Royce Value Plus Fund                               RVPIX             780905337              No Fee
Royce 100 Fund                                      Not Live          780905493              No Fee


                      ADMINISTRATIVE AND SHAREHOLDER FEES

      As compensation for the services provided under this Agreement, the Company will be entitled to receive a fee, from the Fund and/or Royce (or its designee), computed daily and paid quarterly in arrears (to be paid within 30 days of the end of each such quarter), at the annual rates set forth above of the average daily value of the Shares of the Funds owned beneficially by the Company's Separate Accounts for the Plans. For purposes of this schedule, the average daily value of the Shares of each Fund will be based on the net asset value reported by Royce or its designee to the Company.

      Each Fund will be obligated to pay that portion of the fee designated by it as representing transfer agent, recordkeeping, administrative servicing and/or shareholder servicing fees which the Fund would otherwise pay if Plan accounts were direct shareholders of the Fund. Royce, or its designee, will pay any portion of the fee not paid by the Funds. In this regard, the Company acknowledges that Royce's payments to the Company may be funded, in whole or in part, by payments from a Fund under a plan of distribution adopted by that Fund pursuant to Rule 12b-1 under the Investment Company Act of 1940 (12b-1 Plan); if this is the case, the Company on behalf of its Separate Accounts will provide such information to Royce as is reasonably necessary for it to comply with its obligations under the 12b-1 Plan, including, but not limited to, obligations to make disclosures to the board(s) of trustees of the Fund.